UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 9, 2015

DCT INDUSTRIAL TRUST INC.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(Exact Name of Registrants as Specified In Charter)

Maryland (DCT Industrial Trust Inc.) Delaware (DCT Industrial Operating Partnership LP)	001-33201 333-195185	82-0538520 82-0538522
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, DCT Industrial Trust Inc. (the “Company”) entered into a new employment agreement with Philip L. Hawkins, which supersedes his previous employment agreement with the Company that had a term of employment expiring on October 9, 2015. The new employment agreement is substantially the same as the previous employment agreement, except that it provides for (i) a new three-year term of employment ending on October 9, 2018, (ii) an increase in minimum annual base salary and an increase in the target value of annual equity awards and (iii) specified benefits in connection with retirement following the conclusion of the term of employment. Also on October 9, 2015, the following executive officers of the Company became subject to the newly adopted DCT Industrial Trust Inc. Executive Change in Control and Severance Plan (the “Plan”): Teresa L. Corral, Neil P. Doyle, Matthew T. Murphy, John V. Pharris, Jeffrey F. Phelan, Charla K. Rios, Michael J. Ruen and John G. Spiegleman. The Plan replaces and supersedes each executive’s prior employment agreement or change in control agreement, which the Company and each executive mutually agreed to terminate upon each executive becoming subject to the plan. The discussion below describes the terms of the new employment agreement and the Plan. This discussion is qualified in its entirety by reference to the copies of these agreements, which are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Employment Agreement with Philip L. Hawkins

Under Mr. Hawkins’ new employment agreement, he will serve as the Chief Executive Officer of the Company. Mr. Hawkins’ employment agreement has a term of three years commencing on October 10, 2015, and ending on October 9, 2018. The agreement provides for an annual salary of at least $750,000, annual cash bonuses with a target cash bonus of at least 100% of Mr. Hawkins’ annual salary for the applicable fiscal year and annual equity awards with a target value of at least $1,900,000; provided that the amount of the actual cash bonuses paid and the value of the actual annual equity awards granted will be made by the Company, in its sole discretion, based on such factors relating to the performance of Mr. Hawkins or the Company as it deems relevant and, in each case, may be more or less than the target amount.

If Mr. Hawkins is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with the Company for one year (unless employment is terminated (i) upon or after termination of the term of employment other than upon Mr. Hawkins’ retirement or (ii) by the Company without Cause or by Mr. Hawkins for Good Reason in connection with or within 18 months after a Change in Control, in which case the noncompetition provision will not extend beyond termination of employment); (2) nonsolicitation and non-hiring of the Company’s employees for one year; (3) non-interference with the Company’s business for one year; (4) nondisparagement of the Company for one year; and (5) cooperation with the Company in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Hawkins in connection with the termination of his employment with the Company or a Change in Control of the Company:

•	Change in Control without termination. Upon a Change in Control while Mr. Hawkins is employed by the Company that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without Cause or for Good Reason. If Mr. Hawkins’ employment is terminated by the Company without Cause or by Mr. Hawkins for Good Reason during the term of employment or within 18 months of a Change in Control that occurs during the term of employment or thereafter, Mr. Hawkins will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) two times (or, in the event of a termination within 18 months after a Change in Control, three times) annual salary plus (ii) two times (or, in the event of a termination within 18 months after a Change in Control, three times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination, and (3) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. Mr. Hawkins will also continue to receive his medical benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company.

•	Termination upon death or disability. If Mr. Hawkins’ employment is terminated by the Company upon Mr. Hawkins’ death or disability, Mr. Hawkins, or his estate, will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Hawkins’ employment was terminated based on the target annual cash bonus. In addition, all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Hawkins’ receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with the Company.

•	Qualified Retirement. If Mr. Hawkins retires on or after the expiration of his new three-year term of employment, Mr. Hawkins will receive (1) a pro-rata cash bonus for the year in which Mr. Hawkins’ retires based on the target annual cash bonus for such year and (2) all of Mr. Hawkins’ outstanding unvested equity awards subject to time-based vesting conditions and continued employment through a specified vesting date shall vest on specified dates during the two years following retirement. Mr. Hawkins’ receipt of these benefits is subject to his execution of a general release of claims with the Company and an agreement to remain subject to the non-competition covenants set forth in his employment agreement through the second anniversary of his retirement date.

If any payments and benefits to be paid or provided to Mr. Hawkins, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Hawkins’ payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Hawkins.

The terms Cause, Good Reason and Change in Control are specifically defined in Mr. Hawkins’ employment agreement.

Executive Change in Control and Severance Plan

The Plan initially covers Teresa L. Corral, Neil P. Doyle, Matthew T. Murphy, John V. Pharris, Jeffrey F. Phelan, Charla K. Rios, Michael J. Ruen and John G. Spiegleman and entitles each covered executive to certain benefits in the event of a Change in Control or certain terminations of employment with the Company. The Plan replaced each covered executive’s prior employment agreement or change of control agreement, which the Company and each covered executive mutually agreed to terminate in connection with such executive becoming subject to the Plan. Under the Plan, each covered executive has agreed to certain restrictive covenants, including: (1) nonsolicitation and non-hiring of the Company’s employees; (2) non-interference with the Company’s business; (3) nondisparagement of the Company; and (4) cooperation with the Company in connection with future claims or investigations. The Plan provides for the following payments and benefits to each covered executive in connection with a termination of his or her employment with the Company or a Change in Control of the Company, subject to compliance with such restrictive covenants:

•	Change in Control. Upon a Change in Control while a covered executive is employed by the Company, all of such covered executive’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•	Termination without Cause or for Good Reason. If a covered executive is terminated by the Company without Cause or if the covered executive terminates his or her employment for Good Reason, such covered executive will be entitled to (1) annual salary and other benefits earned and accrued prior to the termination of employment and (2) a lump sum payment equal to the sum of (or, in the case of a termination within 12 months after a Change in Control, two times the sum of) (i) his or her annual salary plus (ii) the greater of his or her target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which the covered executive’s employment was terminated based on his or her target annual cash bonus. The covered executive will also continue to receive his or her medical benefits for up to 24 months. In addition, all of covered executive’s outstanding unvested equity awards subject to time-based vesting conditions will become vested as if his or her employment had continued for an additional 24 months; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. The covered executive’s receipt of these payments and benefits (other than the annual salary and other benefits earned and accrued under the agreement prior to the termination of employment) is subject to his or her execution of a general release of claims with the Company.

•	Termination upon death or Disability. If a covered executive’s employment is terminated due to death or Disability, such covered executive, or his or her estate, will receive (1) annual salary and other benefits earned and accrued prior to the termination of employment and (2) a pro-rata cash bonus for the year in which employment was terminated based on his or her target annual cash bonus. In addition, all of a covered executive’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Each covered executive’s receipt of these payments and benefits (other than the annual salary and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon Disability is subject to his or her execution of a general release of claims with the Company.

If any payments and benefits to be paid or provided to a covered executive, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the covered executive.

The Company may amend or terminate the Plan at any time without the consent of any covered executive, except that, without the consent of the covered executive, any such amendment or termination occurring during the period beginning 12 months before and ending 12 months after a Change in Control may not adversely affect the covered executive’s rights to receive payments and benefits pursuant to the Plan in connection with a termination of the covered executive by the Company without Cause or by the covered executive for Good Reason occurring in connection with or within 12 months following such Change in Control.

The terms Cause, Good Reason and Change in Control are specifically defined in the Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, dated as of October 9, 2015, by and between the Company and Philip L. Hawkins.

10.2	DCT Industrial Trust Inc. Executive Change in Control and Severance Plan (including form of letter agreement with executives).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: October 13, 2015